UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2004

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-22083 (Commission File No.)	84-1116894 (I.R.S. Employer Identification No.)

12600 West Colfax, Suite C-420, Lakewood, Colorado         80215
(Address of principal executive offices)                            (Zip Code)

(303) 238-2000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

     On October 8, 2004, Global Med Technologies, Inc. (Global) entered into a common stock purchase agreement to sell Fusion Capital Fund II, LLC up to $8 million of newly issued Global common stock over 32 months. After the Securities and Exchange Commission declares the related registration statement effective, Global will control the timing and amount, if any, of common stock to be sold to Fusion Capital. The price for each sale will be based on the market price on each transaction date without any fixed discount to the market price. Fusion Capital also agreed not to hedge or sell short Global common stock.

Item. 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

99.1	Registrant’s press release dated October 12, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MED TECHNOLOGIES, INC. By: /s/ Michael I. Ruxin, M.D. Michael I. Ruxin, M.D. Chairman and Chief Executive Officer

Date: October 12, 2004